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                               WRIGHT MEDICAL TECHNOLOGY, INC. AND SUBSIDIARIES
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

                                            (in thousands, except ratios)
                                                     (unaudited)


                                                     Nine Months Ended              Year Ended        Year Ended        Year Ended
                                              --------------------------------
                                              Sept. 30, 1997    Sept. 30, 1996     Dec. 31, 1996     Dec. 31, 1995     Dec. 31, 1994
                                              --------------    --------------     -------------     -------------     -------------

Earnings:
  Loss before income taxes                    $     (15,759)    $      (8,167)     $    (14,589)     $     (4,873)     $    (57,261)
  Add back:  Interest expense                         8,591             7,891            10,718            10,899             9,311
     Amortization of debt issuance cost               1,040             1,021             1,361             1,036               829
     Portion of rent expense representative
       of interest factor                               380               349               459               451               349
                                              --------------    --------------     -------------     -------------     -------------

  Earnings (loss) as adjusted                 $      (5,748)    $       1,094      $     (2,051)     $      7,513      $    (46,772)
                                              ==============    ==============     =============     =============     =============

Fixed charges:
  Interest expense                            $       8,591     $       7,891      $     10,718      $     10,899      $      9,311
  Amortization of debt issuance cost                  1,040             1,021             1,361             1,036               829
  Portion of rent expense representative
    of interest factor                                  380               349               459               451               349
                                              --------------    --------------     -------------     -------------     -------------

                                              $      10,011     $       9,261      $     12,538      $     12,386      $     10,489
                                              ==============    ==============     =============     =============     =============

Preferred dividends                           $      11,233     $      17,261      $     14,251      $     16,863      $      3,997
Accretion of preferred stock                          4,848             7,812             6,458             4,573               394
                                              --------------    --------------     -------------     -------------     -------------

                                              $      16,081     $      25,073      $     20,709      $     21,436      $      4,391
                                              ==============    ==============     =============     =============     =============

Ratio of earnings to fixed charges                       (a)               (a)               (a)               (a)               (a)
                                              ==============    ==============     =============     =============     =============
Ratio of earnings to fixed charges, preferred
  dividends and accretion of preferred stock             (b)               (b)               (b)               (b)               (b)
                                              ==============    ==============     =============     =============     =============



(a) Earnings were inadequate to cover fixed charges by $15.8 million, $8.2 million, $14.6 million, $4.9 million and $57.3 million, respectively, for the nine months ended September 30, 1997 and September 30, 1996, for the years ended December 31, 1996, December 31, 1995, and December 31, 1994.

(b) Earnings were inadequate to cover fixed charges, preferred dividends and accretion of preferred stock by $31.8 million, $33.2 million, $35.3 million, $26.3 million and $61.7 million, respectively, for the nine months ended September 30, 1997 and September 30, 1996, for the years ended December 31, 1996, December 31, 1995 and December 31, 1994. Certain of the preferred dividends are, at the option of the Company, payable in kind.



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